UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 29, 2013
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394

_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing first quarter 2013 results was made April 29, 2013 and a copy of the release is being furnished as Exhibit 99.1 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description
99.1

Press Release: Data I/O Reports First Quarter 2013 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

April 30, 2013	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Press Release: Data I/O Reports First Quarter 2013 Results

Exhibit 99.1 Press release

Contact:	Data I/O Corporation
Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
investorrelations@dataio.com	(425) 881-6444

Data I/O Reports First Quarter 2013 Results

Redmond, WA, Monday April 29, 2013 – – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the first quarter ended March 31, 2013.

Highlights

•         Net sales of $4.8 million up 29% compared to Q1 2012 and up 27% compared to Q4 2012

•         Net loss of ($0.5) million compared to a net loss of ($1.7) million in Q1 2012

•         2 new significant customers acquired

•         Backlog of $0.9 million at end of quarter

•         Additional restructure actions announced in April 2013

Financial Results

Net sales for the first quarter of 2013 were $4.8 million, up 29% compared with $3.7 million in the first quarter of 2012.  Net loss in the first quarter of 2013 was ($0.5) million, or ($0.06) per share, compared with net loss of ($1.7) million or ($0.19) per share, in the first quarter of 2012.

The Company’s increase in orders and net sales was primarily due to purchasing by wireless related customers and a new consumer home electronics customer.  The sales growth was primarily in the Americas.   Orders for the first quarter of 2013 were $4.8 million, up 13%, compared with $4.2 million in the first quarter of 2012.

“During the quarter, we won two significant new customers, one in home electronics and the second an electronics manufacturing service,” stated Anthony Ambrose, President and CEO.  “We also had capacity purchases from two large wireless customers to support their new product ramps. We announced several performance enhancements to our FLASHCORE III programming engine to support faster FLASH memory programming performance, and a second generation 3D co-planarity solution for our automotive customers.  In April, we have taken further restructure actions to reduce costs and provide the financial flexibility to move development projects forward by deploying the right resources where needed.”

“EBITDA”, Earnings Before Interest [income $18,000], Taxes [$5,000], and Depreciation and Amortization [$179,000], was a loss of $293,000.  This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that this non-GAAP financial measure provides meaningful supplemental information regarding the Company’s results and facilitates the comparison of results.

Conference Call Information

A conference call discussing the first quarter 2013 financial results will follow this release today at 2 p.m. Pacific time/5 p.m. Eastern time.  To listen to the conference call, please dial (480) 629-9035 passcode: DAIO.  A replay will be made available approximately one hour after the conclusion of the call and will remain available for one week.  To access the replay, please dial (320) 365-3844, access code: 290613.  The conference call will also be simultaneously web cast over the Internet; visit the News and Events section of the Data I/O Corporation website at http://www.dataio.com   to access the call from the site.  This web cast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation

Celebrating 40 years of expertise in delivering intellectual property to programmable devices, Data I/O offers complete, integrated manufacturing solutions in wireless, automotive, programming center, semiconductor, and industrial control market segments for OEM, ODM, EMS and semiconductor companies. Data I/O is the leader in programming and provides hardware and software solutions for turn-key programming and device testing services, as well as in-system (on-board), in-line (right before use at the SMT line), or in-socket (off-line) programming. These solutions are scalable for small, medium and large volume applications with different device mixes.  Data I/O Corporation has headquarters in Redmond, Wash., with sales and services worldwide. For further information, visit the company’s website at http://www.dataio.com.

Forward Looking Statement

Statements in this news release concerning expected revenue, expected margins, expected loss, orders and financial positions, cash position, restructure actions, and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to ability to record revenues based upon the timing of product deliveries and installations, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

– Summary Financial Data Attached   –

DATA I/O CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012

Net Sales	$ 4,759	$ 3,679
Cost of goods sold	2,218	1,737
Gross margin	2,541	1,942
Operating expenses:
Research and development	1,205	1,392
Selling, general and administrative	1,806	2,250
Total operating expenses	3,011	3,642
Operating income (loss)	(470)	(1,700)
Non-operating income (expense):
Interest income	18	33
Foreign currency transaction gain (loss)	(3)	9
Total non-operating income (loss)	15	42
Income (loss) before income taxes	(455)	(1,658)
Income tax (expense) benefit	(4)	(19)
Net income (loss)	$ (459)	$(1,677)

Basic earnings (loss) per share	$ (0.06)	$ (0.19)
Diluted earnings (loss) per share	$ (0.06)	$ (0.19)
Weighted-average basic shares	7,749	8,765
Weighted-average diluted shares	7,749	8,765

DATA I/O CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(UNAUDITED)

	March 31, 2013	December 31, 2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 10,392	$ 10,528
Trade accounts receivable, net of allowance for doubtful accounts of $89 and $89, respectively	2,870	2,648
Inventories	3,626	4,033
Other current assets	394	486
TOTAL CURRENT ASSETS	17,282	17,695

Property, plant and equipment – net	847	1,006
Intangible software technology-net	34	35
Other assets	84	86
TOTAL ASSETS	$ 18,247	$ 18,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 981	$ 850
Accrued compensation	900	1,183
Deferred revenue	1,209	1,238
Other accrued liabilities	625	539
Accrued costs of business restructuring	-	25
Income taxes payable	23	23
TOTAL CURRENT LIABILITIES	3,738	3,858

Long-term other payables	228	219

COMMITMENTS

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including 200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 7,752,859 and 7,741,686 shares, respectively	18,002	17,928
Accumulated earnings (deficit)	(4,925)	(4,466)
Accumulated other comprehensive income	1,204	1,283
TOTAL STOCKHOLDERS’ EQUITY	14,281	14,745
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 18,247	$ 18,822